Exhibit 99.1

Synergy Pharmaceuticals to Present at Oppenheimer 28th Annual
Healthcare Conference

NEW YORK, March 13, 2018 —Synergy Pharmaceuticals Inc. (NASDAQ: SGYP) today announced that Troy Hamilton, Chief Executive Officer of Synergy, will present a corporate update at the Oppenheimer 28th Annual Healthcare Conference on Tuesday, March 20, 2018 at 3:55 p.m. Eastern Time at the Westin New York Grand Central in New York City.

A live webcast of Synergy’s presentation will be accessible through the Investors section of the company’s website at www.synergypharma.com. A replay of the webcast will be available on Synergy’s website for 90 days following the conference.

About Synergy Pharmaceuticals Inc.

Synergy is a biopharmaceutical company focused on the development and commercialization of novel gastrointestinal (GI) therapies. The company has pioneered discovery, research and development efforts on analogs of uroguanylin, a naturally occurring and endogenous human GI peptide, for the treatment of GI diseases and disorders. Synergy’s proprietary GI platform includes one commercial product TRULANCE® and a second product candidate, dolcanatide. For more information, please visit www.synergypharma.com.

Company Contact:
Gem Hopkins
VP, Investor Relations and Corporate Communications
212-584-7610
ghopkins@synergypharma.com